Exhibit 12(b)

I, Sean Dranfield, President and I, Troy Statczar, Treasurer of the Henderson Global Funds (the “Trust”), each certify that:

1.	The Form N-CSR of the Trust for the period ended July 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:          /s/ Sean Dranfield
Sean Dranfield
President (principal executive officer) of Henderson Global Funds

Date:       September 20, 2010

By:          /s/ Troy Statczar
Troy Statczar
Treasurer (principal financial officer) of Henderson Global Funds

Date:       September 20, 2010